TRANSLATION - AGREEMENT OF A MINING CONCESSION FOR THE EXPLORATION AND EXPLOTATION WITH A TRANSFER OPTION – PORTAGE RESOURCES

Mr. Notary:

Please issue in your Registry of Public Deeds, an entry for the AGREEMENT OF A MINING CONCESSION FOR THE EXPLORATION AND EXPLOTATION WITH A TRANSFER OPTION by and within the Parties, one of them:

CLAVER ALBERT HUERTA MORALES, identified with National Identity Document No. 42428618 and domiciled in Agustin Gamarra Avenue No.  782, Province of Huaraz, Department of  Ancash duly represented by Mr. EFIGENIO CLAVER HUERTA DEPAZ, identified with the National Identity Document (DNI1) No. 31628124 and domiciled at Agustin Gamarra Avenue No. 782, according to the power registered in Entry No. 11018005 of the Registry of Powers of Attorney and Mandates of Huaraz, who hereinafter will be called THE HOLDER, and on the other Party, by the company PORTAGE RESOURCES S.A., identified with RUC No. 20544100425, domiciled at Alcanfores Street No.  761, Office 1701, Miraflores, Lima, represented by Mr. Paul Hugo Luna Belfiore, General Manager, identified with the National Identity Document No. 07863062, as per power registered under Entry No. 12686968 of the Registry of Companies of Lima.

This Agreement is celebrated under the following terms and conditions:

FIRST:          BACKGROUND

1.1.                 THE HOLDER is the sole and undisputed holder of the metallic mining concessions that are listed as follows (hereinafter called THE CONCESSIONS):

1 DNI: Initials in Spanish for  “Documento Nacional de Identidad”.

-           CORDILLERA NEGRA EC, Code No. 01-02499-03, with an extension of 1,000 hectares, located in the district of San Marcos/Llata, province of Huari/Huandias, department of Ancash/Huanuco, whose mining concession title/right was approved by Administrative Resolution No. 03864-2003-INACC/J dated July 30, 2003 and registered in favor of THE HOLDER under the Entry No. 010249903 of the Book of Mining Rights, IX Registry Zone, Lima Site.

-           CORDILLERA NEGRA 2 EC, Code No. 01-02952-03, with an extension of 200 hectares, located in the district of San Marcos, province of Huari, department of Ancash, whose mining concession title/right was approved by Administrative Resolution No. Nº04398-2003-INACC/J dated September 5, 2003 and registered in favor of THE HOLDER under the Entry No. 11018005 of the Book of Mining Rights, IX Registry Zone, Lima Site.

THE HOLDER expressly states that on THE CONCESSIONS there is no legal, judicial or extrajudicial action/restrain that restricts its free disposition, and there are no taxes of whatever nature, nor oppositions or nullities that question its validity, if not otherwise commits to the corresponding guarantees.  Furthermore, states that it has paid the respective validity rights and penalties corresponding to the exercise of the year 2010.

1.2.                 PORTAGE states that it is a mining company advocated to mining activities and is interested in developing a mining project (hereinafter called THE PROJECT) in the area of THE CONCESSIONS.

SECOND:     PURPOSE OF THE AGREEMENT

2.1.                 By this Agreement, THE HOLDER gives in Mining Cession in favor of PORTAGE, THE CONCESSIONS listed in the previous clause, substituting it in all the rights and obligations that THE HOLDER has on them, according to Articles 166 and the following of Unique Text (TUO)2 of the General Mining Law in force.

The current concession has as the main purpose that PORTAGE carries out all the exploration works that are necessary and is allowed to evaluate the technical possibility to develop an integral project for the exploitation of poly-metallic mineral deposits.

PORTAGE authorizes THE HOLDER to use coal and limestone among other non-metallic minerals that are found in THE CONCESSIONS in benefit of THE HOLDER.

It is established that throughout the duration of the term of the concession, PORTAGE can carry out all the tasks and exploration works that are necessary, in the mode and magnitude that considers convenient, the expenses and investments by this represented will be under its charge.

The parties agree to establish that the current Concession comprehends the integral and accessory parts and all that has been done and that by right corresponds and/or could correspond to THE CONCESSIONS without reserve or limitation whatsoever.

2.2.                 Furthermore, THE HOLDER gives in favor of PORTAGE a Transfer Option regarding THE CONCESSIONS that are the purpose of this agreement, under the terms and conditions specified hereinafter.

THIRD:         TERM AND VALIDITY OF THE AGREEMENT

3.1.                 The term of duration of the Concession that is given through this Agreement will be of Forty-two (42) months.  Said term will start to be counted as from the signature of the public deed that is the source of this Agreement and it will be obligatory for THE HOLDER.

2  TUO: Initials in Spanish for  “Texto Único Ordenado” of the current Mining Law.

3.2.                 Furthermore, the term of the Transfer Option of THE CONCESSIONS, will have a validity of Forty-two (42) months counted as from the signature of the public deed of this Agreement.  Said terms will be obligatory to THE HOLDER.

3.3.                 Within the term mentioned under numbers 3.2 of the current clause, PORTAGE can at any time choose to execute a definitive Transfer agreement of THE CONCESSION or liberate it and consequently request the resolution of the Agreement.

If PORTAGE decides to exercise the option to purchase THE CONCESSIONS, PORTAGE must send a letter by notary to THE HOLDER, before the expiration of the validity of the term of option, communicating such decision.

If PORTAGE chooses to purchase THE CONCESSIONS, within the term and form established in the previous paragraph, the parties are compelled to sign a definitive Transfer Agreement, copy of which is attached as Annex 1 of this Agreement, in a term that will not exceed fifteen (15) calendar days counted as from the date of reception of aforementioned letter.  Also, once the Transfer Option is exercised by PORTAGE, the Concession granted by this Agreement will automatically be resolved from the time of the respective formalization of the Transfer Agreement.

FOURTH:      COMPENSATION, PRICE AND METHOD OF PAYMENT

4.1.                 PORTAGE will pay to THE HOLDER for the Concession of THE CONCESSIONS compensation for the amount of US$10,000 (Ten thousand and 00/100 United States Dollars).  Upon the signature of the public deed, PORTAGE will deliver a check for the amount of US$7,500.00 (Seven thousand five hundred and 00/100 United States Dollars).  Thirty days after the signature of the public deed, PORTAGE will deliver to THE

HOLDER a check for the balance of US$2,500.00 (Two thousand five hundred and 00/100 United States Dollars).

4.2.                 Throughout the validity of the Concession Agreement, PORTAGE will execute miscellaneous exploration works that will be carried out in the area of THE CONCESSIONS.

4.3. If the Transfer Option is exercised, the total value freely agreed between the parties for THE CONCESSIONS and purpose of this agreement (Price of Transfer), is set in the amount of US$1,550,000.00 (One million five hundred fifty thousand and 00/100 United States Dollars

4.4. By October 15, 2011, PORTAGE will deliver to THE HOLDER a check for the amount of US$10,000.00 (Ten thousand and 00/100 United States Dollars) as first payment to maintain the validity of the Option.  Then, 5 months after the signature of the public deed of this Agreement, as the latest date, and when PORTAGE has concluded the geological report called 43-101 and this is favorable with mining reserves that justify the investment, PORTAGE will pay THE HOLDER the amount of US$40,000.00 (Forty thousand and 00/100 United States Dollars).  Notwithstanding, if the geologic report is NEGATIVE and does not satisfy the mining pretensions of PORTAGE, PORTAGE will choose for the liberation or resolution of this Agreement.  For that effect, the parties will celebrate at the minimum possible time the agreement of contractual resolution.

To exercise the option, the payments carried out until the date of reception of the Notary’s Letter exercising the option and that it has been delivered for the Granting and Validity of the Right to Option according to what is established in the numbers 4.4 and 4.5 of this Clause, will be attributed to the payment of the total agreed price.  The payment of the price will be through a check issued under the name of THE HOLDER at the signature of the public deed for the transfer of THE CONCESSIONS.

The parties establish of common agreement that the Public Deed of the Transfer of THE CONCESSIONS must be signed not later than fifteen (15) calendar days, counted as from the date of reception of the Notary’s Letter exercising the option, indicated under number 3.3 of the Third Clause of this Agreement.

4.5                    The parties agree that PORTAGE will pay THE HOLDER for Granting the Transfer Option (Right of Option) regarding THE CONCESSIONS and for the right to maintain it valid, the amounts that are establish are as follows:

4.5.1                 US$250,000.00 (Two hundred fifty thousand and 00/100 United States Dollars) for Granting the Transfer Option, that will be paid 30 months from the signature of the Public Deed that this Draft originates.

4.5.2.                 US$250,000.00 (Two hundred fifty thousand and 00/100 United States Dollars) that will be paid 36 months from date of the signature of the Public Deed that this Draft originates.

4.5.3.                 US$1,000,000.00 (One million and 00/100 United States Dollars) that will be paid 42 months from the date of the signature of the Public Deed that this Draft originates.

The parties establish of common agreement that if PORTAGE exercised the Transfer Option established in the Second Clause of this Agreement, before the expiration of any of the payments established in number 4.4, the amounts not due until this date will constitute the balance of the price pending payment.

The parties agree that all the payments that PORTAGE must carry out and coming from this Draft must be paid through a check issued in the name of THE HOLDER.

FIFTH:          OBLIGATIONS OF THE PARTIES

5.1.                 Throughout the validity of this Agreement, it is considered as obligations of PORTAGE:

5.1.1.                 To work THE CONCESSIONS in accordance with the valid legal regulations that are applicable on mining, especially the ones established concerning Mining Safety, Mining Hygiene/Health and the Environment.

5.1.2.                 To timely pay the Validity Right and the Penalties corresponding to THE CONCESSIONS, within the terms set by Law. PORTAGE will give to THE HOLDER a copy of the payment for the Validity Right and the Penalties that as Cessionary of THE CONCESSIONS must present and a copy of the consolidated annual statement.

5.1.3.                 Pay all the expenses related to the work and conservation of THE CONCESSIONS.

5.1.4.                   PORTAGE states that it is responsible for the remediation of the environmental impacts generated by them during the validity of this Agreement.  On the other hand, THE HOLDER is responsible for all the environmental liabilities carried out previously to the signature of this Agreement.

5.2.                 Without detriment of all other obligations established in this Agreement, THE HOLDER is obliged to:

5.2.1.                 To collaborate with PORTAGE according to its possibilities in the procurement of the permits/licenses of the superficial areas where THE CONCESSIONS are located.

5.2.2.                  To assist PORTAGE to protect and defend the deed of THE CONCESSIONS.  In such sense, THE HOLDER must carry out its best efforts to eliminate any claim, opposition or request that may affect its rights on any part of THE CONCESSIONS.

5.2.3.                 In the case that PORTAGE exercises the option to purchase THE CONCESSIONS, also, it will be transferred in the state in which they are with all its uses, customs, rights and active right-of-ways; free of any type of prohibitions, taxes, claims, litigations, embargos, resolutory conditions, purchase-sale promises, options, cessions, preventive measures, pending requests or under way, concessions granted that comprehend totally or partially and are free of all facts or acts that have not been constituted or caused by PORTAGE, and that imply for this limitations on its use and wear, free of all occupancy, tenancy, owner, resident, inhabitant or passerby, without debts because of rights or royalties of any kind.

5.2.4.                 THE HOLDER sets total and absolute prohibition to alienate, promise to alienate, tax, constitute any real right, personal or of a special nature to celebrate any type of agreement in favor of third parties or of himself, submit to conditions, terms or modes, grant authorizations that in any way affect the dominion, possession or mere tenancy of THE CONCESSIONS, as well as to allow acts related to this while still subject to this Agreement, and in faith of which, must interrupt without delay or not tolerate all possession that in regard to the CONCESSIONS are under way, or if started at any time since the signature of this document.

5.2.5.                 Without detriment of what is stipulated in the previous paragraph, in the event that THE HOLDER carries out and/or formalizes any of the acts contained in the prohibition there listed, it is expressly established that any third party to which THE HOLDER carries out or formalizes said acts, must respect the terms and conditions of this Agreement.  In accordance with the above, THE HOLDER can not, in any case, give up/transfer its contractual position in this document, without the written previous authorization of PORTAGE.

SIXTH:      WITHDRAWAL OF PROPERTY

At the expiration of the term of the Agreement of Concession or in case of anticipated resolution of it, without exercising the Transfer Option, PORTAGE can withdraw the machinery, equipment, materials, tools and all other property that was introduced for the work in THE CONCESSIONS, but it will leave in benefit, without payment for the improvements, all the works/tasks executed, the wooden frames of the galleries and those goods that cannot be separated without destroying the work or compromising its stability.

SEVENTH:   RESOLUTION OF THE AGREEMENT

The causes for the resolution of this Agreement are:

7.1.                 The decision adopted by PORTAGE to resolve the Agreement of the Transfer Option notified at any time to THE HOLDER through a Letter sent by Notary in that sense.

7.2.                 The decision adopted by PORTAGE to resolve the Agreement of Concession notified at any time to THE HOLDER through a Letter sent by Notary in that sense.

7.3.                 The lack of payment of the Validity Right and Penalties applicable to THE CONCESSIONS and that must be paid throughout the validity of the Agreement of Option.

7.4.1.1. Lack of compliance with the stipulated payments in Clause Fourth of this Agreement.

In the case, that PORTAGE incurred in any of the supposed foreseen in the numbers listed in this clause, THE HOLDER will communicate to PORTAGE of said situation so that, as consequence of the reception of said notice, it is subject to a resolution cause.

Once the notice of resolution cause is received by THE HOLDER, PORTAGE will have a term of thirty (30) working days to remedy the supposedly incurred.  If the fact is not remedy in the stipulated term it will produce the Resolution of the Agreement.

When the Resolution of the Contract is produced by any of the causes foreseen in the current Clause, PORTAGE is obliged in an unconditional and irrevocable way to sign the corresponding Draft and Public Deed of the Resolution of both agreements and to sign all the other documents public and private that the Law requires or are requested by THE HOLDER in regard to the Resolution of both Agreements in term of no more than ten (10) working days after receiving the Letter via Notary from THE HOLDER.

EIGHTH:   TERMINATION OF THE AGREEMENT BY PORTAGE

The parties establish of common agreement, that PORTAGE can liberate, resolve or conclude the Agreement of Concession and the Transfer Option at any time and without expressing a cause, for which it will communicate such decision to THE HOLDER through a Letter sent by Notary with an anticipation of no less than 30 days from the date of resolution or termination.

NINTH:      TRANSFER OF THE AGREEMENTS

This Agreement of Concession and the Transfer Option cannot be transferred partially nor totally by PORTAGE in favor of third parties, except that THE HOLDER gives its express authorization in a previous way and by writing.  For this effect, PORTAGE will communicate to THE HOLDER through a written communication.

TENTH:    DOMICILES, NOTICES AND COMMUNICATIONS

The parties set as their domiciles those listed in the introduction of this agreement and all the communications, notices and all other correspondence that must be sent shall be addressed to the domiciles by way of simple letter with an acknowledgement of reception except when in this agreement there is a different formality stipulated.

Any change of domicile must be communicated by writing through a letter address to the other party and sent by notary, taking into effect since the day after the Notary’s Letter is received.

ELEVENTH:  EXPENSES

The parties establish of common agreement that all the expenses from the elaboration of this Draft, turning into a Public Deed and its entry recorded in the corresponding registries will be on the account of PORTAGE.

TWELFTH:   CONTROVERSY SOLUTION

12.1.                 Direct Dealings (Negotiations)

In the case of any controversy, claim or conflict between the parties as consequence of the celebration, execution and/or interpretation of this Agreement, the same will be solved in a friendly and direct way by them. (“Direct Dealings”-Negotiations)

The referred “direct dealing” between the Parties must be carried out in a term of thirty (30) calendar days, counted as from the date in which one of the Parties communicated to the other by writing the existence of a conflict or controversy, except when both parties decided to extend it.

If the controversy, claim or conflict cannot be solved by the Parties within the term of the “direct dealing” referred to in the previous paragraph, the same can be resolved in accordance to what is established in the following paragraphs, for which the party that feels affected must notify the other party, by writing of proven reception (arbitration notice), their intention to resolve the controversy, claim or conflict through arbitration.

12.2.                 The Judiciary

The granting, signing and registry of the public and private documents that the Parties require to give publicity to the Agreements subject of this legal Instrument, will be resolved by the judges of the Judicial District of Lima-Cercado, jurisdiction to which the Parties submit.

12.3.                 Arbitration

12.3.1                 Any dispute, controversy or claim arising from this Agreement or any other legal content in this Agreement, execution, purpose, signature, validity, interpretation, incompliance or resolution with the exemption of what is shown in the previous item 12.1 which will be settled by at law arbitration in the city of Lima, in accordance to law/legislation on this subject and the arbitration award issued will be final and not appealable.   All the notices in regard to the arbitration including the arbitration notice and the reply shall be delivered according to Clause Fourteen of this Instrument.

12.3.2 Arbitration will be conducted by only one (01) arbitrator who will be chosen by common agreement of the Parties within the twenty (20) calendar days following the receipt of the arbitration notice.  If the Parties do no comply with choosing the only arbitrator within the term set, the arbitration will be conducted by three (3) arbitrators.  Each Party will appoint an arbitrator within the term of ten (10) calendar days counted as from the time of the requirement made by one of the Parties.  The two arbitrators appointed this way will choose a third arbitrator, who will preside the arbitral tribunal.

12.3.3                 If (i) within the ten (10) calendar days of the requirement referred to by the item 12.3.2., the arbitrators are not appointed by the parties, or if (ii) within the twenty (20) calendar days of appointing the second of the arbitrators, there is disagreement among them to appoint the president of the arbitral tribunal; the appointment will be made by the Center of Analysis and Resolution of Conflicts of the Pontificia Universidad Catolica del Peru, whose regulations and statutes the Parties are subject, expressly for the administration of this arbitration, except by what is stated in this clause.  If within ten (10) calendar days following the notice, the Center of Analysis and Resolution of Conflicts of the Pontificia Universidad Catolica del Peru does not appoint an arbitrator or abstains to appoint one, the appointment will be made by the National Institute of Mining, Oil and Energy Law (INDMPE)3, in which event the parties are subject to its regulations and statutes except by what is stated in this clause.  The decision of the Center of Analysis and Resolution of Conflicts of the Pontificia Universidad Catolica del Peru or of the National Institute of Law in Mining, Oil and Energy, is final and not appealable.

12.3.4                 The arbitration award/decision issued by the only arbitrator or the arbitral tribunal can only be annulled because it incurred in any of the causes foreseen in the law on the subject matter, in which event it will be to the competence of the judges and courts of the Judicial District of Cercado in Lima.

12.3.5 While the results of any arbitral procedure are pending and in accordance with this Clause, the Parties are obliged to continue performing its respective obligations that are not the subject matter of this controversy.

THIRTEENTH:    CONFIDENTIALITY

3 INDMPE: Initials in Spanish for Instituto Nacional de Derecho de Minería, Petróleo y Energía

13.1                 All the data, reports, records and all other information of any type developed or purchased by THE HOLDER in regard to this Agreement and with THE CONCESSIONS, will be treated as confidential (“Confidential Information”), and said Confidential Information while this Agreement is valid, cannot be revealed or disclosed by other means to third parties without the previous written authorization of PORTAGE.

13.2                 THE HOLDER throughout the validity of this Agreement cannot make announcements, press releases nor disclose information regarding this Agreement, including Confidential and Non-Confidential Information without the previous written authorization of PORTAGE regarding the contents and suitability of it.

13.4                 This same Confidentiality must be kept by PORTAGE in regards to all  data, reports, records and all other information of any type developed or purchased by THE HOLDER regarding this Agreement and with THE CONCESSIONS, if at the expiration of the term of the Agreement of Transfer Option, PORTAGE does not exercise the Option or if PORTAGE decides to resolve in advance the Agreement without exercising the Option or if it is resolved by any of the causes foreseen in this Instrument, PORTAGE will deliver to THE HOLDER the information obtained.

FOURTEENTH:    MISCELLANEOUS AGREEMENTS

The Parties agree that:

14.1.                 This Agreement constitutes a binding agreement between the Parties and substitutes any other document, agreement, letter or contract that the Parties signed or performed in regard to THE CONCESSIONS or to any subject related to it previously.

14.2.                 No modification to this Agreement will be valid and effective except when in writing and signed by the authorized representatives of the Parties.

FIFTEENTH:      INTERPRETATION

The Parties acknowledge that the titles heading the clauses of this Agreement are merely declarative and will not be considered for the interpretation of its content.

All references in this agreement to a clause, number or item are in reference to the corresponding clause or item in this Agreement.

The references in this Agreement to a clause include all the items within said clause and the references of an item include all the numbers and paragraphs within it.

Except when the context requires an interpretation in a different sense, the plural include the singular and vice versa; the masculine the feminine and vice versa.

Mr. Notary, please include all pertinent information required by Law and send the corresponding notice to the Public Mining Registry Office of Lima, for its due recording.

Lima, July 19, 2011

THE HOLDER                                                                                                           PORTAGE

/rcr
September 7, 2011